UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2013

(Date of report; date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2012, Residential Capital, LLC (“ResCap”) and certain of its wholly owned direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On May 14, 2013, Ally Financial Inc., on behalf of itself and certain of its subsidiaries (collectively, “Ally”) entered into a Plan Support Agreement (the “PSA”) with the Debtors, the official committee of unsecured creditors appointed in the Debtors’ Chapter 11 cases, and certain creditors, including AIG Asset Management (U.S.), LLC; Allstate Insurance Company; Financial Guaranty Insurance Company, which has executed the agreement pending regulatory approval; counsel to the putative class of persons represented in the consolidated class action entitled In re: Community Bank of Northern Virginia Second Mortgage Lending Practice Litigation, filed in the United States District Court for the Western District of Pennsylvania, MDL No. 1674, Case Nos. 03-0425, 02-01201, 05-0688, 05-1386; Massachusetts Mutual Life Insurance Company; MBIA Insurance Corporation; Paulson & Co. Inc., a holder of ResCap’s senior unsecured notes issued by ResCap; Prudential Insurance Company of America; certain investors in residential mortgage-backed securities (“RMBS”) backed by mortgage loans held by securitization trusts associated with securitizations sponsored by the Debtors between 2004 and 2007 represented by Kathy Patrick of Gibbs & Bruns LLP and Keith H. Wofford of Ropes & Gray LLP; Talcott Franklin of Talcott Franklin, P.C. as counsel for certain RMBS investors, Wilmington Trust, National Association in its capacity as Indenture Trustee for ResCap’s senior unsecured notes; and certain trustees or indenture trustee for certain mortgage backed securities trusts.

The PSA provides for the parties to support a Chapter 11 plan in the Debtors’ Chapter 11 cases that will, among other things, settle all existing and potential claims between Ally and the Debtors and all potential claims held by third parties related to the Debtors that could be brought against Ally, except for securities claims by the Federal Housing Finance Agency and the Federal Deposit Insurance Corporation, as receiver for certain failed banks. Ally believes it has strong defenses against these claims and will vigorously defend its position, as necessary.

The parties have agreed under the terms of the PSA to keep the terms confidential until the parties complete additional documentation and the Debtors file a motion to approve the PSA, which must occur by no later than May 23, 2013. If the Debtors file this motion by such date, additional details with respect to the PSA will be disclosed. If the Debtors fail to file this motion by such date, the details of the PSA will remain confidential under court order and the PSA may be terminated.

The PSA remains subject to approval by the Bankruptcy Court and definitive documentation.

For further information, refer to the discussion of ResCap related matters in Note 1 to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2013.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, the PSA will be filed as an exhibit to our quarterly report on Form 10-Q for the three-month period ended June 30, 2013. All summaries and descriptions of the PSA set forth above are qualified in their entirety by the actual document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY FINANCIAL INC.
(Registrant)

Dated: May 20, 2013	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller